UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 31, 2018
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 28, 2012, Matador Resources Company (the “Company”), as a guarantor, along with certain other guarantors thereto, MRC Energy Company, a wholly-owned subsidiary of the Company (“MRC”), as borrower, the lenders party thereto (the “Lenders”) and Royal Bank of Canada, as administrative agent, entered into an amended and restated senior secured revolving credit agreement (as amended, the “Revolving Credit Agreement”). For a summary of key terms of the Revolving Credit Agreement, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018, which description is incorporated herein by reference. On October 31, 2018, MRC, as borrower, entered into an amendment (the “Amendment”) to the Revolving Credit Agreement (as further amended, the “Credit Agreement”), and the Company reaffirmed its guaranty of MRC’s obligations under the Credit Agreement. The Amendment amends the Revolving Credit Agreement to, among other items, (i) increase the maximum facility amount to $1.5 billion, (ii) increase the borrowing base to $850.0 million, (iii) increase the elected borrowing commitment to $500.0 million, (iv) extend the maturity to October 31, 2023, (v) reduce borrowing rates by 0.25% per annum and (vi) set the leverage ratio at 4.00 to 1.00.
The description of the Amendment set forth above is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
In the ordinary course of their respective businesses, certain of the Lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company for which they received, or may receive, customary fees and reimbursement of expenses.

Item 2.02	Results of Operations and Financial Condition.
Attached hereto as Exhibit 99.1 is a press release (the “Press Release”) issued by the Company on October 31, 2018, announcing its financial results for the three and nine months ended September 30, 2018. The Press Release includes an operational update at October 31, 2018. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to Exhibit 99.1.
In connection with the Press Release, the Company released a presentation summarizing the highlights of the Press Release (the “Presentation” and, collectively with the Press Release, the “Materials”). The Presentation is available on the Company’s website, www.matadorresources.com, on the Events and Presentations page under the Investor Relations tab.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.
In the Materials, the Company has included as “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K of the Exchange Act, (i) earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, and net gain or loss on asset sales and inventory impairment (“Adjusted EBITDA”) attributable to Matador Resources Company shareholders and (ii) adjusted net income attributable to Matador Resources Company shareholders and adjusted earnings per diluted common share attributable to Matador Resources Company shareholders. In the Materials, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally-accepted accounting principles (“GAAP”) in the United States and the reasons why the Company believes those non-GAAP financial measures provide useful information to investors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
Item 2.02 of this Current Report is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Thirteenth Amendment to Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among MRC Energy Company, as Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

99.1	Press Release, dated October 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: November 1, 2018	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President